Exhibit 1.1

HI-CRUSH PARTNERS LP

$50,000,000

Common Units

Representing Limited Partner Interests

FORM OF DISTRIBUTION AGENCY AGREEMENT

January 4, 2017

[NAME OF UNDERWRITER]

[ADDRESS]

Ladies and Gentlemen:

1. Introductory. Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), and Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), agrees with [            ] (the “Manager”) to issue and sell from time to time through the Manager, as sales agent and/or as principal, its common units representing limited partnership interests in the Partnership, (the “Offered Securities”).

The Partnership Parties have also entered into Distribution Agency agreements, dated of even date herewith (the “Alternative Distribution Agency Agreements”), with each of Credit Suisse Securities (USA) LLC (“Credit Suisse”), UBS Securities LLC (“UBS”), and Cowen and Company, LLC (“Cowen”, and collectively, the “Alternative Managers”). The aggregate gross sales price of the Offered Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agency Agreements shall not exceed $50 million (the “Maximum Amount”). This Agreement and the Alternative Distribution Agency Agreements are sometimes hereinafter referred to collectively as the “Distribution Agreements”.

The Manager agrees that whenever the Partnership determines to sell the Offered Securities through the Manager, acting as sales agent, the Manager will send to the Partnership a notice (a “Transaction Notice”), confirming the agreed terms of such proposed transaction and the Partnership shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice by the means set forth in Section 10 hereof or by sending an email confirming acceptance of such Transaction Notice (provided, that following such email confirming acceptance, the Partnership will also promptly return the countersigned Transaction Notice to the Manager by the means set forth in Section 10 hereof), in each case in accordance with Section 3 of this Agreement. The Partnership Parties hereby agree that once it provides a Transaction Notice to the Manager, it will not provide any orders, or offer to sell any Offered Securities, to any Alternative Manager prior to the completion or termination of the transactions contained in the Transaction Notice. The Partnership agrees that whenever it determines to sell the Offered Securities directly to the Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) in form and substance satisfactory to the Manager relating to such sale in accordance with Section 3 of this Agreement.

In this Agreement, the Partnership, the General Partner, Hi-Crush Chambers LLC, a Delaware limited liability company (“Chambers”), Hi-Crush Railroad LLC, a Delaware limited liability company (“Railroad”), Hi-Crush Augusta Acquisition Co. LLC, a Delaware limited liability company (“Acquisition Co.”), Hi-Crush Augusta LLC, a Delaware limited liability company (“Augusta”), Hi-Crush Wyeville LLC, a Delaware limited liability company (“Wyeville”), Hi-Crush Operating LLC, a Delaware limited liability company (“Operating”), D & I Silica, LLC, a Pennsylvania limited liability company (“D&I”), Hi-Crush Canada Inc., a Delaware corporation, Hi-Crush Canada Distribution, a British Columbia corporation, Hi-Crush LMS LLC, a Delaware limited liability company (“LMS”), Hi-Crush Investments Inc., a Delaware corporation (“Investments”), Hi-Crush PODS LLC, a Delaware limited liability company (“PODS”), and Hi-Crush Blair LLC, a Delaware limited liability company (“Blair”), are collectively called the “Operating Subsidiaries.” The Partnership Parties, the Operating Subsidiaries and Hi-Crush Finance Corp., a Delaware corporation (“Finance”), are collectively called the “Partnership Entities” and each singularly is a “Partnership Entity”.

The “Organizational Agreements” shall mean the limited liability company agreements, charter, bylaws or other organizational documents, as applicable, of the Operating Subsidiaries and Finance, as amended from time to time and in effect as of the date hereof. The “Operative Agreements” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 31, 2013 (as it may be amended from time to time, the “Partnership Agreement”) and the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated August 20, 2012 (as it may be amended from time to time, the “General Partner Agreement”). The “Organizational Documents” shall mean the Operative Agreements or the Organizational Agreements, as applicable, and the certificates of limited partnership or certificates of formation of the Partnership Entities.

2. Representations and Warranties of the Partnership Parties. The Partnership Parties hereby, jointly and severally, represent and warrant to, and agree with, the Manager, on and as of each Representation Date (as defined below), as follows:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership has filed with the Commission a registration statement on Form S-3 (File No. 333-214888), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means, the time of each sale of any Offered Securities pursuant to this Agreement (including pursuant to any applicable Transaction Notice or Terms Agreement).

“Base Prospectus” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of 6:01 p.m. (Eastern time) on the date of this Agreement.

“Bring Down Date” means (i) each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding a prospectus supplement filed pursuant to Section 4(r)), (ii) each time that there is a Principal Settlement Date (as defined below) pursuant to a Terms Agreement or (iii) each other Settlement Date (as defined below) or other time that the Manager shall reasonably request.

“Commission” means the Offered Securities and Exchange Commission.

“Disclosure Package” means, collectively and considered together, any Issuer Free Writing Prospectus(es), the Registration Statement, and Prospectus), and the other information, if any, stated in Schedule A to this Agreement to be included in the Disclosure Package.

“Effective Time” of the Registration Statement relating to the Offered Securities means the date of this Agreement and, in connection with any principal transaction, shall also mean the time of the first contract of sale for such transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Prospectus Supplement” means the most recent prospectus supplement, relating to the Offered Securities, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Offered Securities.

“Representation Date” means (i) the date of this Agreement, (ii) each Time of Acceptance (as defined below), (iii) each Applicable Time and (iv) each Bring-Down Date.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b) Compliance with Securities Act Requirements. (i)(A) At the time the Registration Statement initially became effective, and (B) on each Representation Date, the Registration Statement conformed, and will conform, in all respects to the Securities Laws and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus Supplement, (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all respects to the requirements of the Securities Laws and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof (the “Manager Furnished Information”). The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all respects with the requirements of the Securities Laws and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading

(c) The Partnership Parties have paid all of the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r). The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities. The Offered Securities are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule. The Partnership Parties have not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Securities in accordance with Rule 415(a)(4) of the Securities Act, except the Alternative Distribution Agency Agreements.

(d) (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Partnership Entities or any other subsidiary, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Partnership in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Partnership or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Partnership was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(e) As of each Applicable Time, neither (i) the Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus when considered together with the Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with Manager Furnished Information.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Partnership notified or notifies the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Manager and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Each of the Partnership Entities has been duly formed and is validly existing and in good standing as a limited partnership, corporation or limited liability company under the laws of the State of Delaware or the Commonwealth of Pennsylvania, as applicable, and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, properties or business of the Partnership Entities and their subsidiaries taken as a whole (“Material Adverse Effect”); or (ii) subject to the limited partners of the Partnership to any material liability or disability. The Partnership Entities have all limited liability company, corporate or limited partnership power and authority, as applicable, necessary to own or hold their properties and to conduct the businesses in which they are engaged in all material respects as described in the Registration Statement and the Disclosure Package.

(h) The Partnership owns (i) all of the issued and outstanding limited liability company interests in each of Chambers, Operating, Railroad, Wyeville, D&I, LMS, PODS, Blair and Acquisition Co.; and (ii) 98% of the issued and outstanding limited liability company interests in Augusta; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and are fully paid (to the extent required by the applicable Organizational Agreements) and non-assessable (except as such non-assessability may be affected by the matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or comparable provisions under the laws of the Commonwealth of Pennsylvania applicable to limited liability companies); and the Partnership owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except (x) as described in the Registration Statement and the Disclosure Package; (y) pursuant to the Credit Agreement, dated April 28, 2014, among the Partnership, Amegy Bank National Association and the lenders named therein, as amended (the “Revolving Credit Agreement”); and (z) pursuant to the Credit Agreement, dated April 28, 2014, among the Partnership, Morgan Stanley Funding, Inc., Barclays Bank PLC and the lenders named therein (the “Term Loan Credit Agreement”).

(i) The Partnership owns all of the issued and outstanding shares of capital stock of Finance and Investments; such shares of capital stock have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and are fully paid and non-assessable; the Partnership owns such shares of capital stock free and clear of all Liens, except (i) as described in the Registration Statement and the Prospectus, (ii) pursuant to the Revolving Credit Agreement and (iii) pursuant to the Term Loan Credit Agreement.

(j) At each applicable Representation Date, the Partnership has no other direct or indirect “subsidiaries” (as defined under the Act) other than the Operating Subsidiaries and Finance. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Subsidiaries and Finance.

(k) Hi-Crush Proppants LLC, a Delaware limited liability company (“Proppants”), owns 100% of the outstanding limited liability company interests (“Membership Interests”) in the General Partner; such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Proppants owns such Membership Interests free and clear of all Liens, except as described in the Registration Statement and the Prospectus.

(l) The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

(m) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens.

(n) Proppants owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Proppants owns such Incentive Distribution Rights free and clear of all Liens, except as described in the Registration Statement and the Prospectus.

(o) Other than the Partnership Entities, the General Partner does not own, and at any Representation Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) The Organizational Agreements and the Operative Agreements have been duly authorized, executed and delivered, as applicable, by the Partnership Entities party thereto and each is a valid and legally binding agreement of the parties thereto, enforceable against such parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(q)

(i) As of January 3, 2017, the issued and outstanding partnership interests of the Partnership consist of 63,668,244 common units, the GP Interest and the Incentive Distribution Rights.

(ii) The Offered Securities and all other outstanding equity securities of the Partnership Parties have been duly authorized; the authorized equity capitalization of the Partnership is as set forth in the Disclosure Package; all outstanding common units of the Partnership are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Representation Date, such Offered Securities will have been, validly issued, fully paid and non-assessable (except as such non-assessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act), will conform to the information in the Disclosure Package and to the description of such Offered Securities contained in the Prospectus; the unitholders of the Partnership have no preemptive rights with respect to the common units of the Partnership; and none of the outstanding common units of the Partnership have been issued in violation of any preemptive or similar rights of any security holder.

(r) Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its respective obligations under this Agreement and the Alternative Distribution Agency Agreements. This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(s) Except as described in the Disclosure Package or as provided in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to any limited liability company agreement, partnership agreement or certificate of formation of any Partnership Party or any agreement or instrument to which any Partnership Party is a party or by which either of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by the Distribution Agreements give rise to any rights for or relating to the registration of any of the common units or other securities of the Partnership, except such rights as have been waived or satisfied. Except as described in the Disclosure Package, there are no outstanding options or warrants to purchase any common units or other equity interests in the Partnership.

(t) The offering and sale of the Offered Securities by the Partnership, the execution, delivery and performance of this Agreement and the Alternative Distribution Agency Agreements by the Partnership Parties and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities and their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Partnership Entities or any of their respective subsidiaries is a party or by which the Partnership Entities or any of their respective subsidiaries is bound or to which any of the property or assets of the Partnership Entities or any of their respective subsidiaries is subject; (ii) result in any violation of the provisions of the Organizational Documents or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective subsidiaries or any of their properties or assets.

(u) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Partnership Parties or any of their respective subsidiaries or any of their properties or assets is required for the offer and sale of the Offered Securities, the execution, delivery and performance of the Distribution Agreements by the Partnership Parties or the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, (ii) as may be required under the Exchange Act, applicable state securities laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Offered Securities by the Manager, (iii) as have been, or prior to the applicable Representation Date will be, obtained or (iv) that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(v) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.

(w) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership, whose reports appear in or are incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 5 hereof, are independent public accountants as required by the Act and the Rules and Regulations.

(x) The Partnership Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Partnership in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the assets of the Partnership is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Partnership is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the internal controls of the Partnership.

(y) (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Parties maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Parties is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, (B) any material weakness in internal controls or (C) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) There is not, and has not been, any failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb) Except as described in the Prospectus or in the documents incorporated by reference therein, since the date of the latest audited financial statements incorporated by reference in the Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than pursuant to the Partnership’s long-term incentive plan as in effect on the date hereof, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) made any distribution; and since such date, there has not been any change in the partnership, limited liability company or corporate interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management or business of the Partnership Entities and their subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) The Partnership Entities and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities and their subsidiaries, as the case may be. All assets held under lease by the Partnership Entities and their subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities and their subsidiaries, as the case may be.

(dd) The Partnership Entities and each of their subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Prospectus. The Partnership Entities and each of their subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the Prospectus. None of the Partnership Entities nor any of their subsidiaries, has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except in each case, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ee) The Partnership Entities and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ff) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Partnership Parties or any of their subsidiaries is a party or of which any property or assets of the Partnership Parties or any of their subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(gg) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or the documents incorporated by reference therein but are not described as required.

(hh) There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement or any document incorporated by reference in the Registration Statement that are not described and filed as required. The statements made or incorporated by reference in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that the other parties to any such contract or other document have any intention not to render full performance as contemplated by the terms thereof.

(ii) The statements contained in the Prospectus under the caption “Our Partnership Agreement,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(jj) The Partnership Entities and each of their subsidiaries carry or are covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities and their subsidiaries are in full force and effect; the Partnership Entities and each of their subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Partnership Entities nor any of their subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Partnership Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(kk) No relationship, direct or indirect, exists between or among the Partnership Entities and their subsidiaries, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership, on the other hand, that is required to be described in the Prospectus which is not so described.

(ll) Except as described in the Prospectus, no labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(mm) None of the Partnership Entities nor any of their subsidiaries (i) are in violation of their Organizational Documents, (ii) are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which they are a party or by which they are bound or to which any of their properties or assets is subject, or (iii) are in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or their property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) The Partnership Entities and each of their subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities or any of their subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Entities and their subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership and its subsidiaries, and (z) none of the Partnership Entities or their subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(oo) The Partnership Entities and their subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities or their subsidiaries, nor do the Partnership Entities or their subsidiaries have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against any Partnership Entity or any of their subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Except as would not have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the

Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which the Partnership or any member of its Controlled Group would have any liability, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable in all material respects.

(rr) The Partnership is not, and as of the applicable Closing Date, after giving effect to the offer and sale of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ss) The statements set forth in the Prospectus under the captions “Description of the Common Units,” “How We Make Distributions to Our Partners,” “Material Tax Considerations,” “Plan of Distribution” and “Investment in Hi-Crush Partners LP by Employee Benefit Plans,” insofar as they purport to summarize the provisions of the laws referred to therein, are accurate summaries in all material respects.

(tt) John T. Boyd Company, whose report appears in the Prospectus and who has delivered the initial expert letter referred to in Section 5 hereof, was, as of the date of such report, and is, as of the date hereof, an independent mining engineer and geologist with respect to the Partnership.

(uu) Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the Offered Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act.

(vv) Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement and the Alternative Distribution Agency Agreements) that would give rise to a valid claim against the Manager or the Partnership Entities for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(ww) The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by the Distribution Agreements pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(xx) The Partnership Parties and their affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Offered Securities.

(yy) The Offered Securities will be listed on the NYSE.

(zz) The Partnership Parties have not distributed and, prior to the later to occur of the Representation Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus and any Issuer Free Writing Prospectus.

(aaa) None of the Partnership Entities nor any of their subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(bbb) None of the Partnership Entities, nor any officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Partnership Entities and their affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ccc) The operations of the Partnership Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, or non-governmental authority involving the Partnership Entities or any of their subsidiaries, with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ddd) (i) None of the Partnership Entities or any of their subsidiaries nor any officer, agent, employee or affiliate of the Partnership, any of the Operating Subsidiaries or Finance is (a) currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Partnership will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for (a) the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or (b) in any other manner that will result in a violation of Sanctions by any person or entity (including any person or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(eee) To the actual knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors, except as described in the Registration Statement and the Prospectus.

(fff) All information related to the sand reserves of the Partnership Entities and their respective subsidiaries included in the Registration Statement and the Prospectus (the “Sand Reserve Information”), (i) was

and is accurate in all material respects, (ii) complied and complies in all material respects with the requirements of the Act and the requirements of the Exchange Act, as applicable, and (iii) when read together with the other information in the Prospectus, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sand Reserve Information has been calculated in accordance with standard mining engineering procedures used in the sand industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Sand Reserve Information were and are reasonable in all material respects.

3. Sale and Delivery of the Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership Parties and the Manager agree that the Partnership may from time to time seek to sell the Offered Securities through the Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a) The Partnership may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell the Offered Securities on any Trading Day (as defined below). If the Manager agrees to the terms of such proposed transaction or if the Partnership and the Manager mutually agree to modified terms for such proposed transaction, then the Manager shall promptly send to the Partnership by the means set forth under Section 10 a Transaction Notice substantially in the form of Schedule B hereto, confirming the agreed terms of such proposed transaction. If the Partnership wishes such proposed transaction to become a binding agreement between it and the Manager, the Partnership shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Manager with a written acceptance of such Transaction Notice by the means set forth under Section 10 hereof or by sending an email confirming acceptance of such Transaction Notice (each, a “Time of Acceptance”); provided, that following such email confirming acceptance, the Partnership will also be obligated to promptly return the countersigned Transaction Notice to the Manager by the means set forth in Section 10 hereof for the parties’ records. The terms reflected in a Transaction Notice shall become binding on the Manager and the Partnership, subject to the terms and conditions of this Agreement, only if accepted by the Partnership no later than the times, specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i) the Trading Day(s) on which the Offered Securities subject to such transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Offered Securities that the Partnership intends to sell on, or over the course of, such Purchase Date(s); provided that the number of Offered Securities sold on each such Purchase Date shall be no more than 15% of the average daily trading volume in the common units for the 30 Trading Days preceding the date of delivery of the Transaction Notice or as otherwise agreed between the Partnership and the Manager; and

(iii) the lowest price, if any, at which the Partnership is willing to sell the Offered Securities on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b) Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell the Offered Securities with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Offered Securities, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell the Offered Securities for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Securities and (C) the Manager shall be under no obligation to purchase the Offered Securities on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership under a Terms Agreement substantially in the form of Schedule C hereto.

(c) The Partnership shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Offered Securities at a price lower than the Floor Price therefor designated from time to time by the Partnership pursuant to the applicable Transaction Notice. In addition, the Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Offered Securities with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Securities sold hereunder prior to the giving of such notice.

(d) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Offered Securities, it shall promptly notify the other party and sales of the Offered Securities under the Distribution Agreements, any Transaction Notice and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e) The compensation to the Manager for sales of the Offered Securities with respect to which the Manager acts as sales agent hereunder shall be equal to 1.50% of the gross offering proceeds of the Offered Securities sold pursuant to this Agreement. The Partnership may sell the Offered Securities to the Manager as principal at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager as principal will be at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of the Offered Securities during a calendar month shall be paid by the Partnership to the Manager in arrears on the first Trading Day of the following calendar month, by wire or internal bank transfer of same day funds to an account designated by the Manager.

(f) Settlement for sales of the Offered Securities pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Securities sold through or to the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the gross proceeds from the sale of such Offered Securities. Settlement for all such Offered Securities shall be effected by free delivery of the Offered Securities by the Partnership or its transfer agent to the Manager’s or its designee’s accounts (provided that the Manager shall have given the Partnership notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered the Offered Securities in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Securities on any Settlement Date, the Partnership shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (B) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g) If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Partnership following the close of trading on the NYSE each day in which the Offered Securities are sold under this Agreement and the applicable Transaction Notice, setting forth (A) the amount of Offered Securities sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Partnership to the Manager with respect to such sales.

(h) The Manager hereby covenants and agrees not to make any sales of the Offered Securities on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Offered Securities on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager under the applicable Transaction Notice. The Partnership acknowledges and agrees that in the event a sale of the Offered Securities on behalf of the Partnership would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Partnership will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Partnership, on or prior to any Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Partnership would be required to provide to the Manager in connection with a sale of the Offered Securities pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(i) At each Representation Date, the Partnership shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the Offered Securities on behalf of the Partnership as sales agent under any

Transaction Notice or to act as principal pursuant to a Terms Agreement shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(j) If the Partnership wishes to issue and sell the Offered Securities other than as set forth in Section 3 of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.

(k) The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(l) Under no circumstances shall the aggregate gross sales proceeds of the Offered Securities sold pursuant to the Distribution Agreements and any Terms Agreement exceed the Maximum Amount.

(m) Each sale of the Offered Securities to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Securities to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Securities by the Manager. The commitment of the Manager to purchase the Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership contained herein and in any Terms Agreement and shall be subject to the terms and conditions set forth herein and in any Terms Agreement. Each Terms Agreement shall specify the number of the Offered Securities to be purchased by the Manager pursuant thereto, the price to be paid to the Partnership for such Offered Securities, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Offered Securities, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Offered Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

(n) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Manager, sales pursuant to this Agreement, any Transaction Notice and any Terms Agreement may not be requested by the Partnership and need not be made by the Manager except during the period that begins after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K as of and within the period required by the Exchange Act (each such date, a “Filing Date”) and ends, for all periods, fifteen days prior to the end of the quarter in which the applicable Filing Date occurs. Notwithstanding the foregoing, without the prior written consent of each of the Partnership and the Manager, no sales of the Offered Securities shall take place, and the Partnership shall not request the sale of any of the Offered Securities that would be sold, and the Manager shall not be obligated to sell, during any period in which the Partnership is or could be deemed to be, in possession of material non-public information.

4. Certain Agreements of the Partnership. The Partnership agrees with the Manager that:

(a) Filing of Amendments; Response to Commission Requests. The Partnership will promptly advise the Manager of any proposal to amend or supplement (including by means of documents incorporated by reference) the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) at any time and will offer the Manager and its counsel a reasonable opportunity to comment on any such proposed amendment or supplement, and will file no such amendment or supplement to which the Manager shall have reasonably objected in writing. The Partnership will prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Offered Securities by the Manager; and to cause each amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus (as defined below) to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act. The Partnership will also advise the Manager promptly of (i) the filing of any such amendment or supplement,

(ii) any request by the Commission or its staff for any amendments or supplements to the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) or for additional information with respect thereto, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the notice or threatening of any proceeding for that purpose, and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership will promptly notify the Manager of such event and promptly notify the Manager to suspend solicitation of purchases of the Offered Securities and forthwith upon receipt of such notice, the Manager will suspend its solicitation of purchases of the Offered Securities and will cease using the Prospectus; and if the Partnership shall decide to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, it will promptly advise the Manager by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager when the Manager is free to resume such solicitation. Neither the Manager’s consent to, nor the Manager’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(c) Exchange Act Reports. The Partnership will file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as a prospectus is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule). The Partnership will promptly advise the Manager if the Partnership failed to file any report, document or statement within the time period prescribed in the Exchange Act. The Partnership will provide the Manager, for its review and comment, with a copy of such reports, documents and statements to be filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and will not file such report, statement or document to which the Manager shall have reasonably objected in writing.

(d) Registration Statement. If at any time when the Offered Securities remain unsold by the Manager the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Partnership will (i) promptly notify the Manager, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Manager, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act) and (iv) promptly notify the Manager of such effectiveness. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Partnership has otherwise become ineligible. References herein to the “Registration Statement” will include such new registration statement or post-effective amendment, as the case may be.

(e) New Shelf. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Manager, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Manager. If the Partnership is not eligible to file an automatic shelf registration statement, the Partnership will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Manager, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement. References herein to the “Registration Statement” will include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) Rule 158. The Partnership will make generally available to its security holders as soon as practicable, but in any event no later than 16 months after the date of this Agreement, an earnings statement of the Partnership (in a form that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering a period of at least twelve months beginning not later than the first day of the Partnership’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(g) Furnishing of Prospectuses. The Partnership will furnish to the Manager, without charge, as soon as practicable after the Registration Statement becomes effective and thereafter upon request, as many copies of the Disclosure Package or Prospectus (or of the Disclosure Package or Prospectus as amended or supplemented if the Partnership will have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Manager may request; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered Securities, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Disclosure Package or Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(h) Blue Sky Qualifications. The Partnership will arrange for the qualification of the Offered Securities for offering and sale under the Offered Securities or blue sky laws of such states or other jurisdictions as the Manager designates and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Partnership will not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities). The Partnership will promptly advise the Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities for offer or sale in any such jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i) Reporting Requirements. During the period of five years after the date of this Agreement, the Partnership will furnish to the Manager, as soon as practicable after the end of each fiscal year, a copy of its annual report to equity holders for such year; and the Partnership will furnish to the Manager (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to equity holders, and (ii) from time to time, such other information concerning the Partnership as the Manager may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR System, it is not required to furnish such reports or statements to the Manager.

(j) Payment of Fees and Expenses. The Partnership will pay all costs, expenses, fees and taxes in connection with (1) the preparation and filing of the Registration Statement (including fees applicable to the Registration Statement in connection with the offering of the Offered Securities within the time required by Rule 456(b)(1)(i) under the Act—without reliance on the proviso to Rule 456(b)(1)(i) under the Act—and in compliance with Rule 456(b) and Rule 457(r) under the Act), any preliminary prospectus, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager and, as applicable, to dealers, investors and prospective investors (including costs of mailing and shipment), (2) the registration, issue and delivery of the Offered Securities, (3) the qualification of the Offered Securities for offering and sale under the Offered Securities or blue sky laws of such states or other jurisdictions as the Manager designates and the preparation, printing and furnishing to the Manager of memoranda relating thereto (including the fees and disbursements of counsel to the Manager in connection therewith), (4) the listing of the Offered Securities on the NYSE and any other applicable national and foreign exchanges, (5) any registration of the Offered Securities under the Exchange Act, (6) any filing for review of the public offering of the Offered Securities by FINRA (including the fees and disbursements of counsel to the Manager in connection therewith), (7) the fees and disbursements of any transfer agent or registrar for the Offered Securities, (8) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Securities to prospective investors and the

Manager’s sales forces (if any), including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (9) the fees and disbursements of counsel to the Partnership and of the Partnership’s independent registered public accounting firm and (10) the performance of the Partnership’s other obligations hereunder. The Partnership will also cover the due diligence and other expenses of the Manager and its counsel in connection with the performance of its duties hereunder.

(k) Use of Proceeds. The Partnership will use the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(l) Absence of Manipulation. The Partnership will not take, and will cause its subsidiaries not to take, directly or indirectly, any action designed to cause or result in, that constitutes or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Securities.

(m) Taxes. The Partnership will indemnify and hold harmless the Manager against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Partnership hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Partnership is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Partnership shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(n) Listing and Reservation of Offered Securities. The Partnership will use its best efforts to have the Offered Securities approved for listing on the NYSE, subject only to notice of issuance, and to maintain the listing of the Offered Securities for trading on the NYSE. The Partnership will reserve and keep available at all times, free of preemptive rights, the full number of the Offered Securities necessary to enable the Partnership to satisfy its obligations hereunder, including any obligation of the Partnership to issue and sell the Offered Securities hereunder.

(o) Restriction on Sale of Securities. During each period commencing on the date of each Time of Acceptance and ending after the close of business on the Settlement Date for the related transaction in which the Manager is acting as sales agent, (each, a “Lock-Up Period”) without the prior written consent of the Manager, the Partnership will not, directly or indirectly, take any of the following actions with respect to any of the Offered Securities or any securities convertible into or exchangeable or exercisable for any Offered Securities (“Lock-Up Securities”): (1) offer, sell, contract to sell, issue, hypothecate, pledge or otherwise dispose of, or purchase any option or contract to sell, Lock-Up Securities, (2) offer, sell, contract to sell or grant any option, right, warrant or contract to purchase Lock-Up Securities, (3) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (5) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or in each case publicly disclose the intention to take any such action. Notwithstanding the foregoing, the Partnership may (i) offer, sell, issue and register the Offered Securities to be offered and sold through or to the Manager and the Alternative Managers pursuant to the Distribution Agreements, any Transaction Notice or any Terms Agreement; (ii) file a registration statement on Form S-8 relating to the Offered Securities that may be issued pursuant to equity plans described in the Partnership’s reports filed with the Commission; (iii) issue the Offered Securities upon the conversion of Partnership’s mandatory convertible preferred units or the exercise of options or warrants or the vesting of restricted units, in each case, as disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and (iv) grant equity based compensation awards to directors and employees of the Partnership and its subsidiaries under any compensation plan in effect on the date hereof. In the event that notice of a proposed sale is provided by the Partnership, the Manager may suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager. Any lock-up provisions relating to a transaction in which the Manager acts as principal shall be set forth in the applicable Terms Agreement.

(p) Permitted Free Writing Prospectus. The Partnership will not, at any time at or after the execution of this Agreement, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the, Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus consented to by the Manager (a “Permitted Free Writing Prospectus”).

(q) Disclosure of Sales. The Partnership will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Offered Securities sold through or to the Manager and the Alternative Managers pursuant to the Distribution Agreements, any Transaction Notice or any Terms Agreement, the net proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of such Offered Securities during the relevant quarter. The Partnership may also file, subject to the prior written consent of the Manager, a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth such information. The Partnership will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of the NYSE). The Partnership will comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping. The Partnership will provide copies of the such prospectus supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) to the Manager via e-mail in “pdf” format on such filing date to an e-mail account designated by the Manager.

(r) Manager’s Own Account. The Partnership consents to the Manager trading in the Offered Securities for the Manager’s own account and for the account of its clients at the same time as sales of the Offered Securities occur pursuant to the Distribution Agreements, including pursuant to a Terms Agreement.

(s) Right to Refuse. If to the knowledge of the Partnership, any condition set forth in Section 5(b) or 5(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase the Offered Securities from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Offered Securities.

(t) Due Diligence. In connection with the execution and delivery of this Agreement, upon commencement of the offering of the Offered Securities under this Agreement, on each Bring-Down Date, within three business days after the Partnership’s annual or quarterly earnings release becomes available for a given year or quarter and at or before each Time of Acceptance, the Partnership will, on reasonable notice, conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Partnership, and will make the books and records of the Partnership available to the Manager and its counsel for inspection and take such other actions as the Manager may reasonably request in order for the Manager to conduct its due diligence investigation.

(u) Corporate Authority. The Partnership will ensure that prior to instructing the Manager to sell the Offered Securities the Partnership shall have obtained all necessary corporate authority for the offer and sale of such Offered Securities.

(v) Deemed Affirmation. Each acceptance by the Partnership of a Transaction Notice and each execution and delivery by the Partnership of a Terms Agreement shall be deemed to be (1) an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance or the date of such Terms Agreement as though made at and as of such time and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date or Principal Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented relating to such Offered Securities).

(w) Officers’ Certificate. On the date of this Agreement and each Bring-Down Date, the Partnership will furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(x) Partnership Counsel Opinion. On the date of this Agreement and each Bring-Down Date, the Partnership will furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Vinson & Elkins LLP, counsel to the Partnership Parties, and Montgomery, McCracken Walker & Rhoads LLP, Special Pennsylvania counsel to the Partnership or other counsel satisfactory to the Manager, in each case dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package (if the applicable Bring-Down Date relates to a sale of the Offered Securities under this Agreement) and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(y) Secretary’s Certificate. On the date of this Agreement and each Bring-Down Date, the Partnership will furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of each of the Partnership Parties, dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager.

(z) Accountants’ Letters. On the date of this Agreement (unless waived by the Manager) and each Bring-Down Date, the Partnership will cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager letters, dated the date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(a) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package (if the applicable Bring-Down Date relates to a sale of the Offered Securities under this Agreement) and the Prospectus, as amended and supplemented to the date of such letter.

(aa) John T. Boyd Comfort Letter. On the date of this Agreement (unless waived by the Manager) and each Bring-Down Date, the Partnership will cause John T. Boyd Company forthwith to furnish the Manager a letter, dated the date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(a)(ii) of this Agreement but modified to relate to the Registration Statement, the General Disclosure Package (if the applicable Bring-Down Date relates to a sale of Offered Securities under this Agreement) and the Prospectus, as amended and supplemented to the date of such letter.

(bb) Deliverable Changes Notice. The Partnership will advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein.

(cc) Transfer Agent and Registrar. The Partnership shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Offered Securities.

5. Conditions of the Obligations of the Manager. The obligations of the Manager hereunder and under any Terms Agreement or Transaction Notice, including with respect to any order submitted to the Manager by the Partnership to sell the Offered Securities or any agreement by the Manager to purchase the Offered Securities as principal, are subject to, on the date hereof, at the Time of Acceptance, at the time of commencement of trading on the NYSE on each date on which the Offered Securities are proposed to be sold pursuant to Section 3(a) hereof, as of each Applicable Time, as of the date of any executed Terms Agreement and as of each Settlement Date, Time of Acceptance and Principal Settlement Date (i) the accuracy of the representations and warranties of the Partnership herein, (ii) the accuracy of the statement of Partnership officers made pursuant to the provisions hereof, (iii) the performance by the Partnership of its obligations hereunder and (iv) to the following additional conditions precedent:

(a) Comfort Letters.

(i) Accountants’ Comfort Letters. The Manager shall have received letters of Pricewaterhouse Coopers LLP on the date of this Agreement (unless waived by the Manager) and on every Bring-Down Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws.

(ii) John T. Boyd Comfort Letter. The Manager shall have received letters of John T. Boyd Company on the date of this Agreement (unless waived by the Manager) and on every Bring-Down Date, dated such date.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and the terms of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership or the Manager, shall be contemplated by the Commission. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise) results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole which, in the judgment of the Manager, is material and adverse and makes it impractical or inadvisable to proceed with the sale of the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Partnership by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Manager, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange, or any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel to Partnership. The Manager shall have received an opinion of Vinson & Elkins LLP, counsel to the Partnership Parties, on the date of this Agreement and on every Bring-Down Date, dated such date, that:

(i) Each of the Partnership Entities (other than D&I) has been duly organized, is validly existing and in good standing as a corporation, a limited liability company or a limited partnership, as applicable, under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on Schedule I of the opinion.

(ii) The Partnership Entities (other than D&I) have all corporate, limited liability company or limited partnership power and authority, as applicable, necessary to own or hold their properties and conduct their respective businesses as described in the Disclosure Package and the Prospectus.

(iii) As of January 3, 2017, the issued and outstanding limited partner interests in the Partnership consist of (A) 63,668,244 common units representing limited partner interests in the Partnership and (B) the Incentive Distribution Rights. The Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued, in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) The Offered Securities to be sold by the Partnership to the Manager under this Agreement have been duly authorized by all limited partnership action of the Partnership in accordance with the Partnership Agreement and, when issued and delivered to the Manager upon payment therefore in accordance with this Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); such Offered Securities conform to the information in the Disclosure Package and to the description of such Offered Securities contained in the Prospectus; the unitholders of the Partnership have no preemptive rights with respect to the Securities pursuant to any Partnership Entity’s material contracts (that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II of the opinion), applicable law, or the Organizational Documents; and none of the outstanding securities of the Partnership have been issued in violation of any preemptive or similar rights of any security holder pursuant to any Partnership Entity’s material contracts (that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II of the opinion), applicable law, or the Organizational Documents.

(v) This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(vi) As of the date of the opinion, none of (i) the execution and delivery of the Agreement by any of the Partnership Parties, or (ii) the offer and sale of the Offered Securities by the Partnership to the Manager pursuant to this Agreement or to any Alternative Manager under any Alternative Distribution Agency Agreement:

(A) constituted, constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities (other than D&I); or

(B) constituted, constitutes or will constitute a breach of or a default under any of the agreements of the Partnership Entities that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II of the opinion; or

(C) resulted, results or will result in the violation of (1) applicable laws of the United States of America, (2) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware LLC Act or the Delaware LP Act, or (3) any court or governmental orders, writs, judgments or decrees specifically directed to the Partnership Entities that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule III of the opinion; or

(D) required or requires any consents, approvals, or authorizations to be obtained by the Partnership Entities, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under (1) applicable laws of the United States of America or (2) the DGCL, the Delaware LLC Act or the Delaware LP Act that have not been obtained or made, except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(vii) The Registration Statement has become effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Prospectus Supplement has been filed in accordance with Rule 424(b) under the Act.

(viii) The Registration Statement at its effective date, the Prospectus Supplement, as of its date, and each Issuer Fee Writing Prospectus, if any, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the Rules and Regulations; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, or any sand reserves data, included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

(ix) The statements included or incorporated by reference in the Prospectus under the captions “Prospectus Supplement Summary—The Offering,” “How We Make Distributions To Our Partners,” “Description of The Common Units” and “Our Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Securities or the Incentive Distribution Rights constitute accurate summaries in all material respects.

(x) The statements included in the most recent Prospectus under the captions “Our Partnership Agreement” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

(xi) Our opinion that is filed as Exhibit 8.1 to the Partnership’s 8-K filed with the Commission on January 4, 2017 is confirmed, and the Managers may rely on such opinion as if it was addressed to each Manager.

(xii) The documents incorporated by reference in each of the Prospectus (other than the financial statements, schedules or other financial data, or any sand reserve data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, appear on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xiii) The Partnership is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Distribution Agreements and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xiv) The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Prospectus and the Statutory Prospectus.

(xv) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor with the Secretary of State of the State of Delaware.

(xvi) The Partnership owns (A) all of the issued and outstanding limited liability company interests in each of Chambers, Operating, Railroad, Wyeville, LMS, PODS, Blair and Acquisition Co. and (B) 98% of the issued and outstanding limited liability company interests in Augusta; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements of such entity and are fully paid (to the extent required by the applicable Organizational Agreements) and non-assessable (except as such non-assessability may be affected by the matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens under the Credit Agreement.

(xvii) The Partnership owns all of the issued and outstanding shares of capital stock of Finance and Investments; such shares of capital stock have been duly authorized and validly issued in accordance with the applicable Organizational Agreements of Finance and Investments, as applicable, and are fully paid and non-assessable; the Partnership owns such shares of capital stock free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens under the Credit Agreement.

In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of Texas, the DGCL, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited liability company or limited partnership, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent registered public accounting firm of the Partnership and representatives of the Manager and the Alternative Managers, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraphs ix, x and xi above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(i) the Registration Statement, as of its most recent effective date and as of the date of the opinion (in each case, together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Disclosure Package, as of the date of the opinion (together with the Incorporated Documents at those dates) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of its date and as of the date of the opinion (in each case, together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to (i) the financial statements or other financial data or (ii) any sand reserve information included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

(e) Opinion of Counsel to Manager. The Manager shall have received from Norton Rose Fulbright US LLP, counsel for the Manager, on the date of this Agreement and on every Bring-Down Date, such opinion or opinions, dated such date, with respect to such matters as the Manager may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Manager shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Partnership, on the date of this Agreement and on every Bring-Down Date, dated such date, in which such officers, on behalf of the Partnership, shall state that: the representations and warranties of the Partnership in this Agreement and any Terms Agreement are true and correct; the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole except as set forth in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus or as described in such certificate.

(g) Listing. The Offered Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(h) Actively-Traded Security. The Offered Securities shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) Rule 424 Filings. All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Principal Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j) Other Documents. The Manager shall have received such other documents from the Partnership as the Manager shall have reasonably requested.

The Partnership will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6. Indemnification and Contribution.

(a) Indemnification of the Manager. The Partnership Parties will each, jointly and not severally, indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, managers, affiliates and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any part of the Disclosure Package, any Prospectus as of any time, any Issuer Free Writing Prospectus, or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information expressly described as such in subsection (b) below.

(b) Indemnification of Partnership. The Manager will indemnify and hold harmless the Partnership, each of its directors who signs a Registration Statement and each of its officers and each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any part of the Disclosure Package, any Prospectus as of any time, or any Issuer Free Writing Prospectus or any Non-Prospectus Road Show or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished. The Partnership and the Manager acknowledge that no information has been furnished to the Partnership by the Manager for use in the Disclosure Package or any Non-Prospectus Road Show other than the names of the Manager and the fact that they are participating in the offering as sales Manager hereunder.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Manager on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total commissions received by the Manager from the Partnership under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Partnership Parties and the Manager each agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties or its officers and of the Manager set forth in or made pursuant to this Agreement, will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of the Manager, the Partnership Parties or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If any Offered Securities have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

8. Termination.

(a) This Agreement shall terminate with the aggregate sale under the Distribution Agreements of the Maximum Amount, and the Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement and any of the Alternative Distribution Agency Agreements relating to the solicitation of offers to purchase the Offered Securities in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Offered Securities have been sold through the Manager for the Partnership, then Section 4(l) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(d), 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of the Manager.

(c) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Securities in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(d), 6, 7, 10, 11 and 12 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(d), Section 6 and Section 7 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Offered Securities, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

9. Research Independence. The Partnership Parties acknowledges that the Manager’s research analysts and research department(s) are required to be independent from its respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research department(s) may be different from or inconsistent with the views or advice communicated to the Partnership Parties by the Manager’s investment banking division. The Partnership Parties acknowledge that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

10. Notices. All communications hereunder, and pursuant to any Transaction Notice or under any Terms Agreement will be in writing and mailed, delivered or telecopied and confirmed to the Manager at [NAME OF MANAGER], [ADDRESS], Attention: [●], or, if sent to the Partnership Parties, will be mailed, delivered or telegraphed and confirmed to it at Hi-Crush Partners LP, Hi-Crush GP LLC, Three Riverway, Suite 1350, Houston, Texas 77056, Attention General Counsel; Facsimile No.: 713-963-0088.

11. Successors. This Agreement, any Transaction Notice and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement, any Transaction Notice and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. Each of the Partnership Parties acknowledges and agrees that:

(a) No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of the Offered Securities and that no fiduciary, advisory or agency relationship between any Partnership Party and the Manager has been created in respect of any of the transactions contemplated by this Agreement, any Transaction Notice, any Terms Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising any Partnership Party on other matters or any oral representations or assurances previously or subsequently made by the Manager;

(b) Arm’s-Length Negotiations. The Manager is not acting as advisor, expert or otherwise, to any Partnership Entity, including, without limitation, with respect to the determination of the sales price of the Offered Securities. The sales price of the Offered Securities set forth in this Agreement, any Transaction Notice or any Terms Agreement was established by the Partnership following discussions and arm’s-length negotiations with the Manager, and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, any Transaction Notice or any Terms Agreement;

(c) Absence of Obligation to Disclose. The Partnership Parties have been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and that the Manager has no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each Partnership Party waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to any Partnership Party in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Party, including equity holders, employees or creditors of any Partnership Party.

14. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each Partnership Party hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby. Each Partnership Party irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Manager and each Partnership Party (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, any Transaction Notice and any Terms Agreement.

[Signature page follows.]

If the foregoing is in accordance with the Manager’s understanding of our agreement, kindly sign and return to the Partnership one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership Parties and the Manager in accordance with its terms.

Very truly yours,

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

HI-CRUSH GP LLC

By:
Name:
Title:

The foregoing Distribution Agency Agreement is hereby

confirmed and accepted as of the date first above written.

[ ]

By:
Name:
Title:

[Signature Page to Distribution Agency Agreement]

SCHEDULE A

1. General Use Free Writing Prospectuses (included in the Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None as of the date of this Agreement, but may contain such later documents as may be designated by the Manager from time to time.

2. Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

None as of the date of this Agreement, but may contain such later information as may be designated by the Manager from time to time.

SCHEDULE B

[Form of Transaction Notice]

[Underwriter Letterhead]

            , 20

[NAME OF UNDERWRITER]

[ADDRESS]

Attention: [NAME OF CHIEF FINANCIAL OFFICER]

Facsimile: [            ]

TRANSACTION NOTICE

Dear [Chief Financial Officer]:

This notice (the “Notice”) sets forth the terms of the agreement of [            ] (the “Manager”) with Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), and Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership, for the Partnership to sell the Offered Securities through the Manager, acting solely as sales agent, on the following terms, pursuant to the Distribution Agency Agreement, dated January 4, 2017, , between the Partnership and the Manager (collectively, the “Distribution Agreement”):

Date(s) on which the Offered Securities may be sold (each, a “Purchase Date”):

Maximum number of the Offered Securities to be sold

Lowest price at which the Offered Securities may be sold or formula pursuant to which such lowest price shall be determined (each, a “Floor Price”):

Other terms:

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The agency transaction set forth in this Notice shall not be binding on the Partnership Parties or the Manager unless and until the Partnership Parties countersign and return their acceptance of this Notice or sends an email confirming acceptance of this Notice in accordance with the terms set forth in the Distribution Agreement; provided, however, that neither the Partnership Parties nor the Manager will be bound by the terms of this Notice if the Partnership delivers its acceptance hereto after     a.m./p.m. (New York City time) on [the date hereof /     , 20    ].

This agency transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Distribution Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Distribution Agreement shall be deemed to have been made as of the date of the Partnership Parties’ acceptance hereto and on any Applicable Time and Settlement Date relating to the agency transaction set forth in this Notice.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your acceptance hereto in the manner contemplated by the Distribution Agreement.

Very truly yours, [UNDERWRITER]

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

Hi-Crush Partners LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

Hi-Crush GP LLC

By:
Name:
Title:

[Note: The Partnership Parties’ acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered via email in accordance with the Distribution Agreement]

SCHEDULE C

[Form of Terms Agreement]

TERMS AGREEMENT

            , 20

[NAME OF UNDERWRITER]

[ADDRESS]

Dear Ladies and Gentlemen:

Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), and Hi-Crush GP LLC, a Delaware limited liability company and general partner of the Partnership, proposes, subject to the terms and conditions stated herein and in the Distribution Agency Agreement, dated January 4, 2017 (the “Distribution Agreement”), between the Partnership and [            ] (the “Manager”), to issue and sell to the Manager the Offered Securities specified in the Schedule hereto (the “Purchased Securities”), and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Partnership for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of the Offered Securities of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Manager, as Manager of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date and any Option Settlement Date.

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities and the Additional Securities, in the form heretofore delivered to the Manager is now proposed to be filed with the Offered Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement, which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Terms Agreement or any terms agreement to the contrary, the Partnership Parties consent to the Manager trading in the Offered Securities for the Manager’s own account and for the accounts of its respective clients at the same time as sales of the Offered Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

HI-CRUSH GP LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[UNDERWRITER]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities and Additional Securities:

Common Units

Number of Units of Purchased Securities:

[●]

Number of Units of Additional Securities:

[●]

[Price to Public:]

[●]

Purchase Price by the Manager:

[●]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To the Manager’s account, or the account of the Manager’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

(1) the officers’ certificate referred to in Section 5(f)

(2) the opinions and negative assurance letter referred to in Section 5(d);

(3) the “comfort” letters referred to in Section 5(a);

(4) the opinion and negative assurance letter referred to in Section 5(e); and

(5) such other documents as the Manager shall reasonably request.

[Lockup:]

[●]

[Additional terms or conditions, if any]